UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 19, 2008

Tidelands Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

001-33065	02-0570232
(Commission File Number)	(IRS Employer Identification No.)

875 Lowcountry Blvd., Mount Pleasant, South Carolina	29464
(Address of principal executive offices)	(Zip Code)

(843) 388-8433

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On December 19, 2008, as part of the Capital Purchase Program established by the U.S. Department of the Treasury (“Treasury”) under the Emergency Economic Stabilization Act of 2008, Tidelands Bancshares, Inc. (the “Company”) entered into a Letter Agreement (including the Securities Purchase Agreement—Standard Terms incorporated by reference therein) with Treasury dated December 19, 2008, pursuant to which the Company issued and sold to Treasury (i) 14,448 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series T (the “Preferred Stock”), having a liquidation preference of $1,000 per share, and (ii) a ten-year warrant to purchase up to 571,821 shares of the Company’s common stock, par value $0.01 per share, at an initial exercise price of $3.79 per share, for an aggregate purchase price of $14,448,000 in cash.

The Company has determined that the proceeds of the sale of the securities to the Treasury will have a material impact on its balance sheet and income statement, and, therefore, is amending its previous Report on Form 8-K dated December 19, 2008, to include pro forma financial statements and accompanying notes, which set forth the assumed impact of the sale of the Preferred Stock to the Treasury.  In preparing the pro forma financial statements, the Company assumed an effective transaction date of January 1, 2007.  A pro forma balance sheet is provided for the nine months ended September 30, 2008, and pro forma statements of income are provided for the nine months ended September 30, 2008, and for the year ended December 31, 2007.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being filed as part of this Report on Form 8-K/A:

99.1                           Unaudited Pro Forma Consolidated Balance Sheet for the nine months ended September 30, 2008 and Unaudited Consolidated Statements of Income for the nine months ended September 30, 2008, and for the year ended December 31, 2007.

SIGNATURES

                                                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDELANDS BANCSHARES, INC.

Dated: February 18, 2009	By:	/s/ Robert E. Coffee, Jr.
	Name:	Robert E. Coffee, Jr.
	Title:	Chief Executive Officer

Exhibit List

99.1

Unaudited Pro Forma Condensed Balance Sheet for the nine months ended September 30, 2008 and Unaudited Pro Forma Condensed Consolidated Statements of Income for the nine months ended September 30, 2008 and for the year ended December 31, 2007.